STRICTLY PRIVATE AND CONFIDENTIAL

PROJECT LONGBOW

Presentation to the Special Committee of the Board of Directors

JPMorgan

This presentation was prepared exclusively for the benefit and internal use of the JPMorgan client to whom it is directly addressed and delivered in order to assist the Special Committee of the Board of Directors of Longbow (including Longbow'ssubsidiaries, the "Company") in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by JPMorgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose withou tthe prior written consent of JPMorgan.

The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. JPMorgan's opinions and estimatesconstitute JPMorgan's judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or anyother entity. JPMorgan makes no representations as to the actual value which may be received in connection with a transaction northe legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of apossible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects.

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Summary of select transaction terms

Transaction summary

Term	Offer summary
Current offer price	$36.00 per share
Transaction value	$5,061mm (6.6x 2006A EBITDA)
Consideration	100% Cash
Structure	Merger of Longbow into a merger sub of AREP Car Holdings Corp.
Required approvals	HSR; Longbow shareholder approval
Termination fees	Topping fee within go-shop period: $79mm/2.9% of equity value (including up to $6mm in expenses) Topping fee outside go-shopperiod: $100mm/3.6% of equity value (including upto $15mm in expenses) Reverse break-up fee: $250mm/9.0% of equity value for failure to close other than as a result of a failure to receive financing. Available damages for a breach resulting from a failure to receive financing are limited to actual damages up toa cap of @25mm in excess of the amount recovered from financing sources.[1]
Go-shop period	45 days
Other considerations	Bank of America to provide committed financing to purchaser

[1] No indirect, special, punitive or consequential damages except to the extent recovered from financing sources

Additional detail to be provided by Company counsel

Longbow share price performance

1 year share price performance (indexed to Longbow)

Performance through Feb.2, 2007 (unaffected price)	Longbow price	% Return Longbow	% Return Select peers[1]	% Return S&P 500
I month	$29.53	17.4%	8.9%	2.1%
3 month	30.02	15.5%	17.8%	5.9%
6 month	22.27	55.7%	16.0%	13.3%
9 month	23.65	46.6%	9.6%	10.3%
1 year	24.39	42.1%	21.3%	14.6%
Oct 16th	24.59	41.0%	17.2%	5.8%
52 wk high (1/25/07)	$35.56			
52 wk low (3/13/06)	$15.60			



Price prior to Oct.17 announcement of Icahn private placement $24.59
Feb. 2 unaffected price $34.67
Longbow: $40.62 64.8%
Peers1: 21.3%
S&P 500: 14.5%
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
Feb-06
Apr-06
Jun-06
Aug-06
Oct-06
Dec-06
Feb-07

Source: Powerdata as of 2/6/2007
Note: Indexed to Longbow share price
[1] Select peers index includes American Axle, ArvinMeritor, BorgWarner, Johnson Controls, Magna, Tenneco, TRW and Visteon

Summary financial projections:
Long range plan with current industry outlook

($ millions)

Consolidated	Historical			Management Projections			
	2004A	2005A	2006A	2007E	2008E	2009E	2010E
Sales	$16,960	$17,089	$17,839	$15,104	$13,933	$13,622	$13,860
% growth	*7.7%*	*0.8%*	*4.4%*	*(15.3%)*	*(7.8%)*	*(2.2%)*	*1.7%*
EBITDA	1,124	499	673	810	835	886	939
% margin	*6.6%*	*2.9%*	*3.8%*	*5.4%*	*6.0%*	*6.5%*	*6.8%*
EBIT	769	105	281	488	521	582	655
% margin	*4.5%*	*0.6%*	*1.6%*	*3.2%*	*3.7%*	*4.3%*	*4.7%*
EBITDA - capex	881	(69)	326	564	613	651	730
% sales	*5.2%*	*(0.4%)*	*1.8%*	*3.7%*	*4.4%*	*4.8%*	*5.3%*

Source: Company filings and management

Longbow implied valuation summary

Implied equity value per share[1]



Unaffected Feb. 2 Share price $34.67
Current Feb.6 Share price $40.62
Trading comparables
4.75-5.75x 2007E EBITDA ($810mm)
$23.60
$34.14
Transaction comparables[2]
5.5-6.5x 2006E EBITDA ($765mm)
$28.30
$38.25
DCF[3]
Long range plan with current industry outlook
$25.30
$34.45
Memo:
Transaction comparables
5.5-6.5x 2006E EBITDA ($765mm) including factored receivables[4]
$24.95
$34.90
DCF[5]
Long range plan with July '06 industry outlook
$35.90
$46.50
Analyst price targets as of Feb.2
$16.00
$37.00
52-week trading range as of Feb.2
$15.60
$35.56
$0
$10
$20
$30
$40
$50
$60

[1] Based on updated basic shares outstanding of 76.3mm and options, stock appreciation rights and performance shares outstanding as of 12/31/2006; fully diluted shares using treasury stock method; excludes factored receivables
[2] 2006A EBITDA is pro forma for the divestiture of the Auto interiors business segment; excludes factored receivables
[3] Based on management projections for the 2006-2010 period and extrapolation for the 2011-2016 period based on assumptions provided by management
[4] Net debt balance includes $256mm of factored receivables
[5] The Special Committee has advised JPMorgan that the July 2006 industry outlook is out of date and no longer represents management's or the Special Committee's current estimate of the company's future financial performance

DCF: Long range industry plan with current industry outlook

($ millions)

	Management forecast				Extrapolation						Terminal
	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E	2015E	2016E	period
Sales	$15,104	$13,933	$13,622	$13,860	$13,999	$14,139	$14,280	$14,423	$14,567	$14,713	$14,860
% growth	--	*(7.8%)*	*(2.2%)*	*1.7%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*
EBITDA	810	835	886	939	959	959	970	981	992	1,002	1,012
% margin	*5.4%*	*6.0%*	*6.5%*	*6.8%*	*6.8%*	*6.8%*	*6.8%*	*6.8%*	*6.8%*	*6.8%*	*6.8%*
EBIT	488	521	582	655	672	681	689	698	707	714	721
Less: taxes	90	108	111	177	235	238	241	244	247	250	252
tax rate	*18.5%*	*20.6%*	*19.1%*	*27.0%*	*35.0%*	*35.0%*	*35.0%*	*35.0%*	*35.0%*	*35.0%*	*35.0%*
EBIAT	$398	$414	$471	$478	$437	$442	$448	$454	$459	$464	$468
Plus D&A	323	314	304	284	286	278	281	283	286	289	291
Less: Capex	(246)	(221)	(235)	(209)	(293)	(285)	(287)	(290)	(293)	(295)	(297)
Less: (Inc)/dec in NWI	(25)	17	(17)	(15)	(5)	(7)	(7)	(5)	(7)	0	0
Less: Other[1]	(131)	(60)	(29)	13	0	0	0	0	0	0	0
Less: Additional cash outflow[2]	(75)	(25)	(25)	(25)	0	0	0	0	0	0	0
Unlevered free cash flow	$243	$439	$468	$527	$425	$429	$434	$442	$446	$457	$463

Implied Firm Value

		Perpetuity growth rate		
		0.5%	1.0%	1.5%
Discount rate	10.0%	$4,674	$4,800	$4,940
	10.5%	$4,444	$4,553	$4,674
	11.0%	$4,236	$4,331	$4,436

Implied Equity value[3]

		Perpetuity growth rate		
		0.5%	1.0%	1.5%
Discount rate	10.0%	$2,383	$2,509	$2,649
	10.5%	$2,153	$2,262	$2,383
	11.0%	$1,945	$2,040	$2,145

Implied terminal EBITDA multiple

		Perpetuity growth rate		
		0.5%	1.0%	1.5%
Discount rate	10.0%	5.1x	5.4x	5.7x
	10.5%	4.8x	5.1x	5.4x
	11.0%	4.6x	4.9x	5.2x

Implied equity value per share[4]

		Perpetuity growth rate		
		0.5%	1.0%	1.5%
Discount rate	10.0%	$31.00	$32.63	$34.45
	10.5%	$28.00	$29.42	$30.99
	11.0%	$25.29	$26.53	$27.90

Note: Based on management projections for the 2006-2010 period and extrapolation for the 2011-2016 period based on assumptions provided by management

[1] Other includes tooling & engineering, pension contributions and $120mm cash impact from Auto interiors business segment in 2007 as provided by management

[2] Includes $50mm in supplier support payments in 2007 and $25mm cash outflow each year from 2007 -2010 for investments in capacity reductions as provided by management

[3] Net debt of $2,291mm as of 12/31/2006; includes minority investment of $38mm and factored receivables of $256mm

[4] Based on updated basic shares outstanding of 76.3mm and options, stock appreciation rights and performance shares outstanding as of 12/31/2006; fully diluted shares using treasury stock method

Automotive supplier trading comparables

$ millions, except as noted; as of Feb. 2, 2007

	Share Price 2/02/07	% of 52-week high	Market Cap	Firm Value	Firm value/ 2007E Sales	Firm value/ 2008E Sales	Firm value/ 2007E EBITDA	Firm value/ 2008E EBITDA	Firm value/ 2007E EBIT	Firm value/ 2008E EBIT	Price per share/ 2007E EPS	Price per share/ 2008E EPS
North American suppliers												
American Axle	$22.35	97.9%	$1,184	$1,798	0.57x	0.56x	4.9x	4.3x	12.1x	9.0x	16.0x	10.4x
ArvinMeritor	19.23	95.4%	1,364	2,319	0.27	0.26	5.7	5.0	9.2	7.4	16.5	10.4
BorgWarner	69.26	98.8%	4,067	4,836	1.01	0.89	7.1	6.4	11.7	10.4	14.8	12.9
Commercial Vehicle Group	20.25	85.9%	438	579	0.78	0.61	7.9	5.1	10.1	6.0	15.0	8.1
Donaldson	35.51	91.1%	2,945	3,080	1.65	2.74	11.6	N/M	14.1	N/A	19.4	N/M
Eaton	78.62	98.3%	12,133	13,906	1.06	1.02	8.1	7.4	10.9	9.8	12.7	11.3
Gentex Corp	17.59	99.3%	2,537	2,204	3.52	3.17	12.5	11.0	15.3	13.2	22.0	19.3
Johnson Controls	94.85	99.9%	18,992	23,571	0.67	0.62	9.0	8.1	12.9	11.4	15.1	13.2
Magna International	78.81	94.6%	8,599	7,936	0.32	0.29	4.3	3.8	7.5	6.2	11.5	9.6
Modine	26.48	88.1%	872	1,038	0.58	0.54	6.9	6.4	13.0	11.4	15.8	14.9
Stoneridge	10.04	95.2%	239	392	0.62	0.55	6.3	5.7	11.2	9.7	25.7	15.9
Tenneco	24.26	88.1%	1,152	2,467	0.44	0.41	5.4	5.1	9.0	8.4	12.5	10.7
TRW Automotive	27.01	92.7%	2,835	5,611	0.42	0.41	4.7	4.6	8.3	8.0	12.3	10.8
Visteon	8.33	82.6%	1,092	2,684	0.23	0.22	4.2	5.9	14.5	N/M	N/M	N/M
Median					**0.60x**	**0.56x**	**6.6x**	**5.7x**	**11.4x**	**9.3x**	**15.1x**	**11.0x**
Median of select peers					**0.43x**	**0.41x**	**5.2x**	**5.0x**	**10.5x**	**8.4x**	**14.8x**	**10.7x**
Global Suppliers												
Autoliv	$61.54	99.3%	$5,032	$6,079	0.94x	0.89x	6.6x	5.9x	10.8x	9.6x	14.9x	13.1x
Brembo	9.40	94.7%	813	1,136	1.06	1.00	6.5	6.0	10.1	9.1	12.8	11.0
Continental	123.97	97.9%	18,200	19,661	1.20	1.14	7.2	6.7	10.9	9.9	16.0	14.4
Denso	38.40	94.3%	33,948	33,950	1.20	1.10	8.3	7.5	N/A	N/A	19.4	17.3
Elring Klinger	67.95	99.1%	1,305	1,803	2.57	N/A	10.3	N/A	14.8	N/A	24.6	N/A
Faurecia	53.52	94.1%	1,681	3,903	0.25	N/A	4.2	N/A	14.2	N/A	19.4	N/A
GKN	3.25	95.1%	4,484	5,256	0.68	N/A	6.0	N/A	9.4	N/A	12.3	N/A
Grammer	31.59	92.4%	332	339	0.35	N/A	4.5	N/A	7.1	N/A	10.6	N/A
SOGEFI	7.99	97.5%	924	1,340	0.98	0.96	6.2	6.1	9.0	8.9	12.7	12.1
Tomkins	5.42	80.3%	4,663	5,802	0.92	0.90	7.2	6.8	10.6	9.7	13.6	12.6
Trelleborg	24.36	90.7%	2,201	3,443	0.84	0.82	7.6	7.2	11.2	10.3	11.9	10.6
Valeo	46.13	97.7%	3,577	4,993	0.39	0.38	4.1	3.8	13.2	12.0	17.0	14.9
Median					**0.93x**	**0.93x**	**6.5x**	**6.4x**	**10.8x**	**9.7x**	**14.2x**	**12.9x**
Longbow (Equity research consensus)	**34.67**	**97.5%**	**$2,666**	**$4,701**	**0.28x**	**0.27x**	**5.4x**	**5.3x**	**8.4x**	**8.3x**	**16.2x**	**13.5x**
Longbow (Long range plan)	**34.67**	**97.5%**	**$2,666**	**$4,701**	**0.31x**	**0.34x**	**5.8x**	**5.6x**	**9.6x**	**9.0x**	**NA**	**NA**

Source: Company filings, equity research and Longbow management

Automotive supplier transaction comparables

$ millions

Date	Acquirer	Target	Trans. Value ($mm)	FV/sales (x)	FV/EBIT (x)	FV/EBITDA (x)
Oct-18-06	Robert Bosch GMBH	Pacifica Group	$450	0.69x	12.0x	5.4x
Oct-11-06	Hitachi	Clarion	652	0.47	16.3	8.4
Sep-1-06	Asahi Tec	Metaldyne	1,210	0.64	27.4	6
Jun-1-06	Platinum Equity	Textron Fastening Systems	630	0.35	N/A	N/A
May-22-06	Red Diamond Capital	Avon Automotive	127	0.38	4.2	4.2
Apr-3-06	Continental AG	Motorola ACES	1,000	0.63	N/A	8.9
Jan-9-06	Bain Capital	TI (sensors and controls)	3,000	2.62	11.4	10.1
Dec-5-05	Cooper Standard	ITT (tubing)	205	0.48	9.3	4.6
Sep-23-05	Carlyle Group	AxleTech	350	1.40	N/A	9.0
Mar-30-05	JCI	Delphi's Battery Business	213	0.36	N/A	4.0
Jan-10-05	Valeo SA	JCI's Engine Electronics Divisions	434	0.94	12.7	9.5
Nov-01-04	BorgWarner	Beru	693	1.47	9.6	6.5
Oct-25-04	Magna International	Tesma International	570	0.81	7.9	5.5
Oct-25-04	Magna International	Decoma International	225	0.34	5.5	3.4
Sep-17-04	Cypress Group	Cooper-Standard	1,165	0.63	4.7	8.5
Jul-09-04	Cypress Group	Dana AAG	1,000	0.47	8.1	6.1
Jul-04	TH Lee	Progressive Moulded Products	530	1.40	N/A	7.0
Jul-05-04	Montagu Private Equity	Stabilus	505	1.10	N/A	6.4
Jun-23-04	Kohlberg Co LLC	Stanadyne	330	1.10	12.3	7.0
May-03-04	GS Capital Partners	Autocam	390	1.21	N/A	7.0
Mar-29-04	Continental	Phoenix AG	672	0.48	12.5	5.8
Sep-04-03	Vestar	FL Selenia (Doughty Hanson)	725	1.40	20.3	7.9
May-28-03	HG Capital	W.E.T. Automotive Systems	209	1.00	6.1	4.9
Apr-30-03	Tomkins PLC	Stackpole	229	1.24	10.9	6.2
Apr-29-03	The Carlyle Group	UIS	800	0.89	N/A	6.1
Apr-07-03	Rheinmetall AG	Kolbenschmidt Pierburg	342	0.36	8.5	3.1
Mar-14-03	Castle Harlan, Inc.	Advanced Accessory Systems	260	0.79	N/A	5.6
Nov-19-02	Blackstone Group	TRW Automotive	4,725	0.46	10.6	4.9
Nov-12-02	Carlyle Group	Edscha	519	0.58	7.8	4.9
Aug-12-02	CVC	Kwikfit	330	0.40	5.1	3.6
Aug-06-02	Johnson Controls	Varta Automotive Batteries	302	0.53	10.8	5.7
Aug-02-02	Questor/Investors	Teksid Aluminum SpA	481	0.56	N/A	6.8
Jun-25-02	Magna International	Donnelly Corp	411	0.49	25.5	8.9
Jun-20-02	Doughty Hanson	A.T.U.	1,030	1.11	13.9	10.5
Apr-18-02	Hitachi	Unisia Jecs	492	0.35	28.5	4.8
Jan-18-02	CSFB	Oxford Automotive	243	0.30	25.3	4.9
Median				**0.63x**	**10.8x**	**6.1x**

JPMorgan Source: Company filings, equity research and press releases

Longbow analysis at various prices

($mm, except per share data)

		Feb.2, 2007 Share price	Feb.6, 2007 Share price	Price per share				
	Base data	$34.67	$40.62	$32.00	$34.00	$36.00	$38.00	$40.00
Prem/(disc) to current			-	(21.2%)	(16.3%)	(11.4%)	(6.5%)	(1.5%)
Prem/(disc) to Feb.2, 2007 (unaffected p	$34.67	0.00%	17.2%	(7.7%)	(1.9%)	3.8%	9.6%	15.4%
Prem/(disc) to 10/16/06 (pre Icahn stake	$24.59	41.0%	65.2%	30.1%	38.3%	46.4%	54.5%	62.7%
Prem/(disc) to 1-wk ago	$33.66	3.0%	20.7%	(4.9%)	1.0%	7.0%	12.9%	18.8%
Prem/(disc) to 1-month ago	$29.53	17.4%	37.6%	8.4%	15.1%	21.9%	28.7%	35.5%
Prem/(disc) to 52-wk high as of Feb.2, 20	$35.56	(2.5%)	14.2%	(10.0%)	(4.4%)	1.2%	6.9%	12.5%
Prem/(disc) to 52-wk VWAP Feb.2, 2007	$23.21	49.4%	75.0%	37.9%	46.5%	55.1%	63.7%	72.3%
Prem/(disc) to 52-wk low Feb.2, 2007	$15.60	122.2%	160.4%	105.1%	117.9%	130.8%	143.6%	156.4%
Equity value		$2,666	$3,138	$2,455	$2,613	$2,771	$2,930	$3,089
Net Debt + Minority Interest		2,035	2,035	2,035	2,035	2,035	2,035	2,035
Firm value		**$4,701**	**$5,173**	**$4,490**	**$4,648**	**$4,805**	**$4,964**	**$5,123**
Factored receivables		256	256	$256	$256	$256	$256	$256
Adj. Firm value		$4,957	$5,429	$4,746	$4,904	$5,061	$5,220	$5,379
FV/EBITDA	**EBITDA**							
2006A EBITDA	$765	6.1x	6.8x	5.9x	6.1x	6.3x	6.5x	6.7x
2007E EBITDA	$810	5.8x	6.4x	5.5x	5.7x	5.9x	6.1x	6.3x
2008E EBITDA	$835	5.6x	6.2x	5.4x	5.6x	5.8x	5.9x	6.1x
Adj. FV/EBITDA	**EBITDA**							
2006A EBITDA	$765	6.5x	7.1x	6.2x	6.4x	6.6x	6.8x	7.0x
2007E EBITDA	$810	6.1x	6.7x	5.9x	6.1x	6.2x	6.4x	6.6x
2008E EBITDA	$835	5.9x	6.5x	5.7x	5.9x	6.1x	6.3x	6.4x

Source: Management, Powerdata
Note: Net debt of $2,035mm based on 12/31/06 balance sheet and includes minority interest of $38mm; 2006A financials are pro forma for the divestiture of the interiors business

Memo: Long range plan with July '06 industry outlook

($ millions)

	Management forecast				Extrapolation						Terminal
	2007E	2008E	2009E	2010E	2011E	2012E	2013E	2014E	2015E	2016E	period
Sales	$15,104	$14,442	$14,408	$14,835	$14,983	$15,133	$15,284	$15,437	$15,592	$15,747	$15,905
% growth	--	*(4.4%)*	*(0.2%)*	*3.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*	*1.0%*
EBITDA	810	910	1,004	1,084	1,097	1,109	1,122	1,119	1,131	1,143	1,154
% margin	*5.4%*	*6.3%*	*7.0%*	*7.3%*	*7.3%*	*7.3%*	*7.3%*	*7.3%*	*7.3%*	*7.3%*	*7.3%*
EBIT	488	585	682	778	788	798	808	802	811	820	828
Less: taxes	90	108	111	177	276	279	283	281	284	287	290
tax rate	*18.5%*	*18.4%*	*16.3%*	*22.7%*	*35.0%*	*35.0%*	*35.0%*	*35.0%*	*35.0%*	*35.0%*	*35.0%*
EBIAT	$398	$478	$570	$602	$512	$519	$525	$521	$527	$533	$538
Plus D&A	323	325	322	306	309	311	314	317	320	323	326
Less: Capex	(246)	(228)	(249)	(224)	(315)	(318)	(321)	(323)	(326)	(330)	(333)
Less: (Inc)/dec in NWI	(25)	17	(17)	(15)	(5)	(7)	(7)	(5)	(7)	0	0
Less: Other[1]	(131)	(60)	(29)	13	0	0	0	0	0	0	0
Unlevered free cash flow	$318	$532	$597	$682	$501	$506	$511	$509	$514	$526	$532

Implied firm Value

Discount rate	Perpetuity growth rate 0.5%	1.0%	1.5%
10.0%	$5,561	$5,705	$5,866
10.5%	$5,294	$5,419	$5,558
11.0%	$5,052	$5,161	$5,282

Implied equity value[2]

Discount rate	Perpetuity growth rate 0.5%	1.0%	1.5%
10.0%	$3,270	$3,414	$3,575
10.5%	$3,003	$3,128	$3,267
11.0%	$2,762	$2,871	$2,991

Implied terminal EBITDA multiple

Discount rate	Perpetuity growth rate 0.5%	1.0%	1.5%
10.0%	5.1x	5.4x	5.8x
10.5%	4.9x	5.1x	5.5x
11.0%	4.6x	4.9x	5.2x

Implied equity value per share[3]

Discount rate	Perpetuity growth rate 0.5%	1.0%	1.5%
10.0%	$42.53	$44.40	$46.50
10.5%	$39.06	$40.68	$42.49
11.0%	$35.91	$37.33	$38.90

Note: Based on management projections for the 2006-2010 period and extrapolation for the 2011-2016 period based on assumptions provided by management; the Special Committee has advised JPMorgan that the July 2006 industry outlook is out of date and no longer represents management's or the Special Committee's current estimate of the company's future financial performance

[1] Other includes tooling & engineering, pension contributions and $120mm cash impact from Auto interiors business segment in 2007 as provided by management

[2] Net debt of $2,291mm as of 12/31/2006; includes minority investment of $38mm and factored receivables of $256mm

[3] Based on updated basic shares outstanding of 76.3mm and options, stock appreciation rights and performance shares outstanding as of 12/31/2006; fully diluted shares using treasury stock method